Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment no. 3) of our report dated April 3, 2026 with respect to the audited financial statements of Aperture AC for the period from September 10, 2025 (inception) through December 31, 2025

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 22, 2026